EXHIBIT 10.1(b)

MARKEL CORPORATION
SIGN-ON BONUS AND REIMBURSEMENT AGREEMENT

Teresa S. Gendron
Amount $395,000

Teresa S. Gendron ("Employee") acknowledges that Employee has read and agrees to the terms of this Sign-on Bonus and Reimbursement Agreement ("Agreement") in its entirety before signing it. The Human Resources Department is available to answer any questions Employee may have regarding this Agreement.

A.Bonus and Reimbursement Agreement

1.Markel Corporation ("Markel" or the "Company") will provide Employee with a bonus to be paid on the third payroll after hire, in the amount of three hundred and ninety-five thousand dollars ($395,000) (the "Bonus"), less applicable taxes, in exchange for, and in consideration of, Employee’s continuous full-time service to the Company for a period of two years from the payment date. Employee agrees to reimburse Markel, in accordance with the terms of this Agreement, that portion of the Bonus, if any, that has not been otherwise earned in accordance with the terms and conditions set forth below.
2.Employee shall reimburse Markel the unearned amount of the Bonus, computed in accordance with Paragraph D below (the "Unearned Bonus"), upon occurrence of any of the following events:
a.Employee’s voluntary resignation from employment with Markel before providing two years of continuous full-time service to the Company from the payment date; or
b.Employee’s termination from employment with Markel for Cause, as defined in the Amended and Restated Employment Agreement by and between Markel and Employee.
Upon the occurrence of any item specified in clauses (a) or (b) above, without any notice to Employee or any other act by Markel, the Unearned Bonus shall become immediately due and payable, all without presentment, demand, protest or any other notice of any kind, all of which are hereby waived by Employee. Markel may collect a late payment charge upon any failure by Employee to pay all or any part of the Unearned Bonus within ten (10) days after the date such payment is due. That late charge shall be equal to the lesser of six cents ($.06) of each dollar of unpaid payment, or the maximum amount permitted by Virginia law. No failure or delay by Markel in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
3.Payment by Employee shall be made to Markel Corporation promptly in lawful money of the United States in immediately available funds to Markel Corporation at 4521 Highwoods Parkway, Glen Allen, Virginia 23060.

B.Governing Law.

This Agreement is subject to and governed by the laws of the Commonwealth of Virginia.

C.Cancellation, Suspension, and Waiver of Payment Obligation.

1.Any service or payment obligation incurred by Employee under this Agreement will be canceled upon Employee’s death or permanent disability.
2.Markel may waive or suspend Employee’s service or payment obligation incurred under this Agreement at any time, in Markel’s sole discretion. This Agreement does not constitute an offer or contract of employment, nor does it alter Employee’s employment status with Markel.

D.Extinguishment/Termination of Payment Obligation.

Employee shall earn the Bonus on a monthly pro-rated basis during Employee’s two years of continuous full-time service to the Company from the payment date. For each full month of continuous service performed by Employee as an employee of Markel, 1/24 of the original amount of the Bonus shall be earned. After two years of continuous employment after the payment date with Markel, the Bonus shall be fully earned.

E.Other.

It is a further condition under this Agreement that the Employee hereby authorizes Markel to deduct from Employee’s wages any monies due and outstanding to Markel under this Agreement.

F.Electronic signatures

The parties agree that this Agreement may be electronically signed. Electronic signatures appearing on this Agreement are the same as handwritten signatures, are intended to authenticate this writing, and to have the same effect as handwritten signatures.

/s/ Teresa S. Gendron	1/13/23
Teresa S. Gendron, Employee	Date

/s/ Michael R. Heaton	1/13/23
Michael R. Heaton, Executive Vice President, Markel Corporation	Date